Exhibit 99.1

                  Wits Basin Completes Acquisition of Minerals
                  Exploration Company Located in South America


Minneapolis, Minnesota, February 9, 2004 Wits Basin Precious Minerals Inc., (OTCBB: WITM) is pleased to announce that we have completed our due diligence review of Brazmin Ltda., ("Brazmin") a limited liability company located in Rio de Janeiro, Brazil and have acquired 99.99% of shares of quota capital of Brazmin. Brazil uses Quota shares as its form of capital stock. Furthermore, Brazilian law forbids 100% ownership by a foreign entity; therefore, one of the principals, a Brazilian resident, remains a quota holder.

In exchange for the outstanding quota capital of Brazmin, we will pay $50,000 in cash; issue 700,000 shares of our common stock; issue a 5-year warrant to purchase 150,000 shares of our common stock at $1.50 per share; reimburse certain out-of-pocket expenses estimated to be less than $20,000; and enter into consulting agreements with two of the principals of Brazmin. The consulting agreements would be for a period of six months, with monthly aggregate payments of $4,000 and an option package yet to be determined. The consulting agreements will be renewable for additional six month terms should the need exist.

Brazmin's current property portfolio consists of 4 assets, which are promising precious minerals projects in Brazil, having been assembled through very specific selection criteria. Since its inception in April 2001, Brazmin has analysed over 150 gold projects in Brazil, of which, only a fraction have been targeted for acquisition. Mr. Luis Azevedo, a principal of Brazmin and a mining lawyer and geologist, is well respected in the mining industry of Brazil and will continue to evaluate other high-quality projects in the region.

Brazil

         Rio Maria Property - Para State, Brazil

         o Located in the highly prospective Carajas district of Brazil, exploration rights for this 27,431 ha property was acquired after Canyon Resources had spent US$2.0 million defining gold targets prior to withdrawing from Brazil after the Bre-X Minerals Ltd. gold scandal.

         o The early stage project has easy access and is located approximately 20 km from the town of Rio Maria, which is connected by paved highway to the state capital of Belem.

         o The geology of the Rio Maria Property is dominated by the highly prospective Andorinhas Greenstone Belt.

         o        An  estimated  15  tonnes  of  gold  have  been   produced  by
                  information miners (garimpeiros) from alluvial and bedrock gold deposits within and adjacent to the Rio Maria property.

         o Exploration work of the prior operators was focused for gold with no analyses carried out for base metals. This work identified several high quality potential targets for gold, which requires additional exploration.

         o While there is potential for gold related to shear zones cutting greenstone rocks, the property has significant appeal due to its potential for large copper - gold mineralized systems of the iron oxide copper-gold (IOCG) family similar to those found elsewhere in the Carajas district.

         o Efforts will continue to locate and qualify a third party operator and funds source.

     Campo Grande, Minas Gerais State, Brazil

         o Campo Grande is an early stage exploration project previously owned by Barrick and Western Mining Corporation who had spent a total of US$100,000 on the property.

         o Brazmin has very recently successfully claimed exploration rights for 75% of the land title directly and the remaining 25% through an option with a group of Brazilian geologists, who have the respective title.


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         o        Brazmin proposes to carry out further geochemical  sampling to confirm  the  previous  work  and  also  examine  the area for
                  extensions.   Detailed  follow-up  would  comprise  geological
                  mapping,  geophysics  (magnetics  and IP),  more  trenches and
                  finally   several  shallow  diamond  drill  holes  to  provide
                  systematic sampling.

         o According to Brazmin's consultants, Campo Grande is a good early stage epithermal gold opportunity, which could be substantial and should be relatively easy to test for ore-grade mineralization, thus providing a project with good upside potential.

         o Efforts will continue to locate and qualify a third party operator and funds source.

     SAO JULIAO, Piaui and Ceara States, Brazil

         o This project, located in Piaui and Ceara States in northeast Brazil, also targets IOCG deposits, in this instance following on work performed by a major in 2002-2003.

         o There is copper and gold mineralization known in the region, and the setting - alkali granites, Proterozoic age, extensional tectonics, and hematite-rich breccias with copper, fits an IOCG model.

         o The major's work included satellite imagery processing, rock chip sampling and airborne geophysics.

         o Three target areas remain to be investigated, all three have copper mineralization, some geophysical responses, and display varying levels of alteration. Brazmin is recommending gravity, magnetics, IP and scout drilling for detailed target definition.

         o Efforts will continue to locate and qualify a third party operator and funds source.

     Serrita, Pernambuco State, Brazil

         o The Serrita project is located in the Serrita gold district, an area known to host narrow high grade gold mineralized quartz veins, with and without associated polymetallic sulphides.

         o The Serrita project includes the Mineracao Serrita's concessions that were worked previously by CPRM. The latter found a number of high grade quartz veins of limited dimensions which they managed to lump into an "inferred geological resource" of ~344,000 t @ 11 g/t.

         o A number of the relatively shallow targets traced from surface to 50 meters in depth on the concessions had been drilled by CPRM returning grades up to 10.20 g/t over 1.6meters, 29.80 g/t over 0.80 meters and 206.0 g/t over 0.30 meters.

         o The Brazmin concessions cover several gold garimpos (artesinal workings), which were apparently catalogued by Western Mining in the past. The garimpos have quartz veins with visible gold with grades from chip samples reported up to 100g/t Au and 132 g/t Ag. With additional exploration, these zones may lead to the outlining of small tonnage high-grade deposits similar to Mineracao Serrita's.

         o Efforts will continue to locate and qualify a third party operator and funds source.


     Other Projects

         o Additional Brazilian exploration projects will be evaluated and should they possess the required technical integrity, Brazmin may be in a position to acquire them as well.

Update to our FSC Project in South Africa

The current range-finding drilling program on the FSC joint venture Project in South Africa is progressing and we have been advised by the operator, AfriOre Limited, that the drill hole is at 1630 meters. The target depth of this hole is estimated to be 2000 meters and is the first of an initial three drill-hole range-finding program.

The initial program is anticipated to include some 6,200 meters of drilling and is aimed at establishing the presence of stratigraphic units related to Witwatersrand gold deposits, in the depth range of 1,200 to 1,500 meters. Previous drilling and geophysical mapping indicate that Witwatersrand rocks may be preserved under Mesozoic cover rocks in the project area.



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About Wits Basin Precious Minerals Inc.

We are a precious minerals exploration company. We currently hold interests in two gold exploration projects. In one of these projects, which we commonly refer to as the "FSC Project," we are a passive investor. The FSC Project (140,000 ha) is located in South Africa adjacent to the major goldfields discovered at the Witwatersrand Basin. We have advanced $1.8M to Kwagga Gold (Propriety) Limited ("Kwagga"), a wholly-owned subsidiary of AfriOre International (Barbados) Ltd. ("AfriOre"). Kwagga holds the exploration and mining rights to the FSC Project. AfriOre is the operator of the FSC Project. We have an additional $300,000 payment due April 2004. We have a right to increase our equity ownership in Kwagga with a future advance of $1.4M. We also hold exploration rights to certain lands (304 ha) near Wawa, Ontario, Canada, which we refer to as the "Holdsworth Project." We have no current plans to conduct exploration activities on the Holdsworth Project. We anticipate partnering with a third party for exploration of the Holdsworth.

Our common stock trades on the Over-the-Counter Bulletin Board under the symbol "WITM."

Wits Basin is headquartered in Minneapolis, MN with offices in Toronto, ON.


Risk Factors

Except for historical information contained herein, this news release also includes forward-looking statements. All statements regarding potential mineralization and reserves, exploration results and future objectives of ours, are forward-looking statements that involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements. We are under no obligation to, and expressly disclaim any such obligation to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

The exploration for and development of mineral deposits involves significant financial risks, which even experience and knowledge may not eliminate, regardless of the amount of careful evaluation applied to a process. While the discovery of a mineral deposit may result in substantial rewards, few properties are ultimately developed into producing mines. Moreover, we cannot make any estimates regarding probable reserves and mineral resources in connection with any of our projects. Therefore, no assurance can be given that any size of reserves or grades of reserves will be realized. If a discovery is made, the mineral deposit discovered, and if recoverable, may differ from the reserves and mineral resources already discovered and recovered by others in the same region of the planned areas of exploration. The risks are numerous and detailed information regarding these risks may be found in filings by us with the Securities and Exchange Commission, including our most recent annual report on Form 10-K, quarterly reports on Form 10-Q and reports on Form 8-K.

Contact Information:
Wits Basin Precious Minerals Inc.
H. Vance White,  CEO,  416.214.2250 or  866.214.WITM(9486);
Mark D. Dacko, CFO, 612.664.0570